Exhibit 10.43


           THIRD AMENDMENT TO EMPLOYMENT AGREEMENT BY AND BETWEEN
          NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND JAMES BIGL


     This Third Amendment dated October 14, 2002 ("Effective Date") is by and among National Medical Health Card Systems, Inc., (the "Company") and James Bigl ("Employee"). All defined terms used, but not otherwise defined herein, shall have their meanings set forth in the Employment Agreement, as amended, between Company and Employee dated May 3, 2000 and amended July 18, 2001 and as further amended on April 15, 2002 (the "Amended Employment Agreement").

                                   WITNESSETH:

     WHEREAS, the Company and Employee have entered into the Amended Employment Agreement; and

     WHEREAS, both the Company and the Employee are desirous to amend certain provisions of the Amended Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:


     1. Paragraph 4 shall be amended to add as a second paragraph the following:

               "The Company shall hold Employee harmless from any golden parachute tax imposed by any federal, state or local taxing authority as a result of any of the payments made pursuant to this Agreement, including any Stock Options granted to Employee by the Company. Payment of such golden parachute tax plus any additional taxes imposed as a result of the payment by the Company of such golden parachute tax, shall be made at the time Employee is required to pay such golden parachute tax. Employee agrees to cooperate fully with the Company in any protest or appeal by the Company in the event of the imposition of such golden parachute tax."

     2. Except as expressly provided herein, all terms and conditions of the Amended Agreement shall be unmodified and in full force and effect.

     3.  From and  after the  execution  and  delivery  of this  Amendment,  all references to the Amended Agreement contained in other agreements and instruments executed and delivered pursuant to or in connection with the Agreement shall hereinafter mean and refer to the Ameded Agreement as amended hereby.

     4. This Amendment may be executed in counterparts by the parties hereto, all of which shall constitute one and the same instrument. A facsimile transmission of this signed amendment bearing a signature on behalf of a party hereto shall be binding on such party.


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     IN WITNESS  WHEREOF,  the Company and Employee  have  executed  this Second
Amendment the day and year first above written.

                          NATIONAL MEDICAL HEALTH CARD
                          SYSTEMS, INC.
                          By:

                          ___________________________________
                          Bert E. Brodsky, Chairman of the Board


                          ___________________________________
                          James Bigl